                                                                 EXHIBIT 3.14(i)


                CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
                                       of

                    URS GREINER WOODWARD-CLYDE, INC. - OHIO
--------------------------------------------------------------------------------
                             (Name of Corporation)

                                     184531
                    ---------------------------------------
                                (charter number)

Joseph Masters, who is the Vice President of the above named Ohio corporation for profit, does hereby certify that:

[ ] meeting of the shareholders was duly called and held on __________________, at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ___% of the voting power of the corporation.

[X] in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto.


                       AMENDED ARTICLES OF INCORPORATION

FIRST:  The name of the corporation is:      URS CORPORATION - OHIO
                                       ----------------------------------------

SECOND: The place in the State of Ohio where its principal office is located is in the City of Cleveland, Cuyahoga County.

THIRD:  The purposes of the corporation are as follows:

        engineering consulting services
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

FOURTH: The number of shares which the corporation is authorized to have outstanding is : 22,411.4

FIFTH: These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribe his name on Ap. 7, 2000


                                       By:     /s/ J. MASTERS
                                              ------------------------------
                                       Title: Joseph Masters, Vice President
                                              ------------------------------







                                     Page 2